Exhibit 10.31

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

BOARD OF DIRECTORS COMPENSATION POLICY

(ADOPTED FEBRUARY 14, 2007)

1. Application

This Board of Directors Compensation Policy (the “Policy”) sets forth the general terms and conditions upon which the independent, non-employee members of the Board of Directors (the “Board”) of NightHawk Radiology Holdings, Inc. (the “Company”) will be compensated for their services to the Company.

2. Purpose

This Policy has been adopted to establish a compensation plan for the Outside Directors (as defined below) in order to (1) attract and retain the best available candidates for membership on the Board, (2) to better align the interests of the Outside Directors with those of the Company’s stockholders and (3) to promote the success of the Company’s business.

3. Eligibility

A director shall be deemed an “Outside Director” for the purposes of this Policy if, in the reasonable judgment of the remaining members of the Board, such individual:

(a)	Is not an employee of the Company.

(b)	Is Independent (as defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Global Market).

(c)	Does not work for any company or corporation that directly competes with the Company.

(d)	Does not work for any investor, investment company or serve on the board of directors of any company that directly competes with the Company.

4. Outside Director Compensation

All Outside Directors shall be compensated as follows:

Equity Compensation:

•

Initial Grant. Upon joining the Board, each Outside Director will receive an initial option grant to purchase shares of the Company’s common stock (the “Initial Grant”) with a value equal to approximately $200,000 (with the number of shares and the exercise price to be determined in accordance with the Company’s option grant policies). One-third ( 1/3) of the shares subject to the Initial Grant will vest on the one-year anniversary of vesting start date, with  1/36 of the total shares subject to the Initial Grant vesting monthly over the next two years, such that the Initial Grant will be fully vested three (3) years following the vesting start date, subject to the Outside Director continuing his or her service on such dates.

•

Annual Grant. At each annual meeting after the first year of service on the Board, each Outside Director will receive an additional option grant anticipated to be valued at approximately $125,000 (with the number of shares and the exercise price to be determined in accordance with the Company’s option grant policies) (the “Annual Grant”). One-third ( 1/3) of the shares subject to the Annual Grant will vest on the one-year anniversary of vesting start date, with  1/36 of the total shares subject to the Annual Grant vesting monthly over the next two years, such that the Annual Grant will be fully vested three (3) years following the vesting start date, subject to the Outside Director continuing his or her service on such dates.

The Initial Grant and the Annual Grant(s) will be subject to the terms and conditions of the 2006 Equity Incentive Plan (the “Plan”), or such other equity incentive plan or plans that may be adopted by the Board, and the stock option agreements evidencing the Initial Grant and the Annual Grant(s).

Cash Compensation

•	Quarterly Cash Compensation. Each Outside Director will receive $4,000 per quarter for service as a director.

•

Meeting Attendance. Each Outside Director will receive $1,000 for each board meeting attended in person ($500 for meetings attended by telephone) and $1,000 for each committee meeting attended in person ($500 for meetings attended by telephone).

•

Compensation for Committee Chairs. In addition to the amounts described above, the Chairman of the Audit Committee of the Board will receive $5,000 per quarter; the Chairman of the Compensation Committee of the Board will receive $1,000 per quarter; and the Chairman of the Nominating & Governance Committee of the Board will receive $1,000 per quarter.

5. Review

This Policy will be reviewed annually by the Compensation Committee of the Board.